Exhibit 99.1
VERITEX HOLDINGS, INC. REPORTS FIRST QUARTER OPERATING RESULTS

Dallas, TX — April 27, 2021 —Veritex Holdings, Inc. (“Veritex” or the “Company”) (Nasdaq: VBTX), the holding company for Veritex Community Bank, today announced the results for the quarter ended March 31, 2021.
“We are very pleased with our operating results for the first quarter of 2021. Our business momentum continues to build as a result of our investments in talent and the accelerated reopening of the Texas economy,” said C. Malcolm Holland, III, the Company’s Chairman and Chief Executive Officer. “Our loan and deposit growth remains good, credit trends are improving and our balance sheet it strong. We couldn’t be more excited about the future of Veritex including today’s announcement of our partnership with Thrive Mortgage.”

First Quarter Highlights

•Net income of $31.8 million, or $0.64 diluted earnings per share (“EPS”), compared to $22.8 million, or $0.46 diluted EPS, for the quarter ended December 31, 2020 and $4.1 million, or $0.08 diluted EPS, for the quarter ended March 31, 2020;
•Pre-tax, pre-provision operating earnings1 totaled $40.2 million, compared to $38.4 million for the quarter ended December 31, 2020 and $39.1 million for the quarter ended March 31, 2020;
•Operating return on average tangible common equity1 of 17.39% for the three months ended March 31, 2021 compared to 16.44% for the three months ended December 31, 2020;
•Total loans held for investment, excluding PPP loans, grew $137.0 million from the fourth quarter of 2020, or 8.65% annualized. Total loans held for investment, excluding PPP loans, grew $337.6 million, or 5.42%, year over year;
•Total deposits grew $391.7 million from the fourth quarter of 2020, or 24.0% annualized, with the average cost of total deposits decreasing to 0.31% for the three months ended March 31, 2021 from 0.38% and 1.02% for the three months ended December 31, 2020 and March 31, 2020, respectively;
•Declared quarterly cash dividend of $0.17 payable on May 20, 2021;
•Extended the expiration date of the stock buyback program to December 31, 2021.

Financial Highlights	Q1 2021	Q4 2020
	(Dollars in thousands) (unaudited)
GAAP
Net income	$31,787	$22,801
Diluted EPS	0.64	0.46
Book value per common share	24.96	24.39
Return on average assets[2]	1.44%	1.04%
Efficiency ratio	49.62	62.52
Non-GAAP[1]
Operating earnings	$32,213	$29,730
Diluted operating EPS	0.64	0.60
Tangible book value per common share	16.34	15.70
Pre-tax, pre-provision operating earnings	40,210	38,407
Pre-tax, pre-provision operating return on average assets[2]	1.82%	1.75%
Operating return on average assets[2]	1.46	1.35
Operating efficiency ratio	49.62	49.49
Return on average tangible common equity	17.17	12.84
Operating return on average tangible common equity	17.39	16.44
1 Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of these non-generally accepted accounting principles (“”GAAP”) financial measures to their most directly comparable GAAP measures.
2 Annualized ratio.

Results of Operations for the Three Months Ended March 31, 2021
Net Interest Income
For the three months ended March 31, 2021, net interest income before provision for credit losses was $65.6 million and net interest margin was 3.22% compared to $66.8 million and 3.29%, respectively, for the three months ended December 31, 2020. Net interest margin decreased 7 basis point from the three months ended December 31, 2020 primarily due to a decrease in the average yields earned on loans slightly offset by the average rates paid on interest-bearing demand and savings deposits and certificate and other time deposits for the three months ended March 31, 2021. As a result, the average cost of interest-bearing deposits decreased 10 basis points to 0.45% for the three months ended March 31, 2021 from 0.55% for the three months ended December 31, 2020.
Net interest income before provision for credit losses decreased by $1.8 million from $67.4 million to $65.6 million and net interest margin decreased by 45 basis points from 3.67% to 3.22% for the three months ended March 31, 2021 as compared to the same period in 2020. The decrease in net interest income before provision for credit losses was primarily due to a $10.5 million decrease in interest income on loans and a $1.2 million increase in interest expense on subordinated debentures and subordinated notes, partially offset by $4.6 million and $5.2 million decrease in interest expenses on transaction and savings deposits and certificates and other time deposits, respectively, during the three months ended March 31, 2021 compared to the three months ended March 31, 2020. Net interest margin decreased 45 basis points from the three months ended March 31, 2020 primarily due to a decrease in yields earned on loan balances, partially offset by decreases in the average rate paid on interest-bearing demand and savings deposits and certificates and other time deposits for the three months ended March 31, 2021. As a result, the average cost of interest-bearing deposits decreased 92 basis points to 0.45% for the three months ended March 31, 2021 from 1.37% for the three months ended March 31, 2020.

Noninterest Income
Noninterest income for the three months ended March 31, 2021 was $14.2 million, an increase of $5.2 million, or 57.3%, compared to the three months ended December 31, 2020. The increase was primarily due to a $6.1 million increase in government guaranteed loan income, net, driven by $6.6 million of fee income earned on PPP loans during the three months ended March 31, 2021 with no corresponding fee income earned on PPP loans earned during the three months ended December 31, 2020. This was partially offset by a $1.5 million decrease in derivative income.
Compared to the three months ended March 31, 2020, noninterest income for the three months ended March 31, 2021 increased by $6.9 million, or 95.6%. The increase was primarily due to a $6.1 million increase in government guaranteed loan income, net, as a result of the fee income earned on PPP loans for the three months ended March 31, 2021 with no corresponding fee income earned on PPP loans during the three months ended March 31, 2020.

Noninterest Expense
Noninterest expense was $39.6 million for the three months ended March 31, 2021, compared to $47.4 million for the three months ended December 31, 2020, a decrease of $7.8 million, or 16.4%. The decrease was primarily driven by a $9.7 million decrease in debt extinguishment costs on Federal Home Loan Bank ("FHLB") advances that were pre-paid during the three months ended December 31, 2020 with no corresponding FHLB advance prepayments during the three months ended March 31, 2021. This decrease was partially offset by a $2.9 million increase in salaries and employee benefits primarily driven by a $980 thousand decrease in deferred origination costs, a $515 thousand increase in FICA taxes and a $331 thousand increase in employee stock based compensation.
Compared to the three months ended March 31, 2020, noninterest expense for the three months ended March 31, 2021 increased by $4.1 million, or 11.4%. The increase was primarily driven by a $4.1 million increase in salaries and employee benefits as a result of a $1.9 million increase in accrued bonus, a $1.2 million increase in lender incentive and a $487 thousand increase in employee stock based compensation.

Financial Condition
Total loans were $7.0 billion at March 31, 2021, an increase of $184.8 million, or 10.9% annualized, compared to December 31, 2020. The increase was the result of the continued execution and success of our loan growth strategy.
Total deposits were $6.9 billion at March 31, 2021, an increase of $391.7 million, or 24.0% annualized, compared to December 31, 2020. The increase was primarily the result of increases of $231.2 million in interest-bearing transaction and savings deposits, $85.9 million in certificates and other time deposits, and $74.6 million in noninterest-bearing demand deposits.

Asset Quality
Nonperforming assets totaled $85.0 million, or 0.92% of total assets at March 31, 2021, compared to $87.6 million, or 0.99% of total assets, at December 31, 2020. Included in nonperforming assets is $9.1 million of accruing loans 90 or more days past due that are considered well-secured and in the process of collection. Excluding accruing loans 90 or more days past due, nonperforming assets represented 0.82% of total assets at March 31, 2021, a 13 basis point decrease compared to December 31, 2020. The Company’s net charge-offs for the three months ended March 31, 2021 were nominal.
The Company recorded no provision for credit losses for the three months ended March 31, 2021 and December 31, 2020, compared to $31.8 million for the three months ended March 31, 2020. The decrease in the recorded provision for credit losses for the three months ended March 31, 2021, compared to the three months ended March 31, 2020, was primarily attributable to improvement in the Texas economic forecasts used in the Current Expected Credit Losses (“CECL”) model in the first quarter of 2021 to reflect the expected impact of the COVID-19 pandemic as of March 31, 2021, as compared to our Texas economic forecasts and expected impact of the COVID-19 pandemic as of March 31, 2020. In the first quarter of 2021, we also recorded a $570 thousand recovery in our provision for unfunded commitments which was attributable to improvement in the Texas economic forecasts compared to a $902 thousand provision for unfunded commitments recorded for the three months ended December 31, 2020. Allowance for credit losses as a percentage of LHI, excluding MW and PPP loans, was 1.76%, 1.80% and 1.73% at March 31, 2021, December 31, 2020 and March 31, 2020, respectively.

Dividend Information

On April 27, 2021, Veritex’s Board of Directors declared a quarterly cash dividend of $0.17 per share on its outstanding shares of common stock. The dividend will be paid on or after May 20, 2021 to stockholders of record as of the close of business on May 6, 2021.

Non-GAAP Financial Measures
Veritex’s management uses certain non-GAAP (U.S. generally accepted accounting principles) financial measures to evaluate its operating performance and provide information that is important to investors. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. Specifically, Veritex reviews and reports tangible book value per common share, operating earnings, tangible common equity to tangible assets, return on average tangible common equity, pre-tax, pre-provision operating earnings, pre-tax, pre-provision operating return on average assets, diluted operating earnings per share, operating return on average assets, operating return on average tangible common equity and operating efficiency ratio. Veritex has included in this earnings release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to “Reconciliation of Non-GAAP Financial Measures” after the financial highlights at the end of this earnings release for a reconciliation of these non-GAAP financial measures.
Conference Call
The Company will host an investor conference call to review the results on Tuesday, April 27, 2021 at 8:30 a.m. Central Time. Participants may pre-register for the call by visiting https://edge.media-server.com/mmc/p/vz2jxi3a and will receive a unique PIN, which can be used when dialing in for the call. This will allow attendees to access the call immediately. Alternatively, participants may call toll-free at (877) 703-9880.

The call and corresponding presentation slides will be webcast live on the home page of the Company's website, https://ir.veritexbank.com/. An audio replay will be available one hour after the conclusion of the call at (855) 859-2056, Conference
#4978885. This replay, as well as the webcast, will be available until May 4, 2021.

About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

Media and Investor Relations:
investorrelations@veritexbank.com
Forward-Looking Statements
This earnings release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the expected payment date of Veritex’s quarterly cash dividend, the impact of certain changes in Veritex’s accounting policies, standards and interpretations, the effects of the COVID-19 pandemic and actions taken in response thereto, Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2020 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this earnings release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Three Months Ended
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
	(Dollars and shares in thousands)
Per Share Data (Common Stock):
Basic EPS	$0.64	$0.46	$0.46	$0.48	$0.08
Diluted EPS	0.64	0.46	0.46	0.48	0.08
Book value per common share	24.96	24.39	23.87	23.45	23.19
Tangible book value per common share[1]	16.34	15.70	15.19	14.71	14.39

Common Stock Data:
Shares outstanding at period end	49,433	49,340	49,650	49,633	49,557
Weighted average basic shares outstanding for the period	49,394	49,571	49,647	49,597	50,725
Weighted average diluted shares outstanding for the period	49,998	49,837	49,775	49,727	51,056

Summary of Credit Ratios:
ACL to total LHI, excluding mortgage warehouse and PPP loans	1.76%	1.80%	2.10%	2.01%	1.73%
Nonperforming assets to total assets	0.92	0.99	1.11	0.62	0.60
Net charge-offs to average loans outstanding	—	0.28	0.04	0.03	—

Summary Performance Ratios:
Return on average assets[2]	1.44	1.04	1.06	1.11	0.20
Return on average equity[2]	10.53	7.58	7.74	8.36	1.41
Return on average tangible common equity[1,2]	17.17	12.84	13.27	14.49	3.27
Efficiency ratio	49.62	62.52	48.12	46.02	47.61

Selected Performance Metrics - Operating:
Diluted operating EPS[1]	$0.64	$0.60	$0.46	$0.43	$0.08
Pre-tax, pre-provision operating return on average assets[1,2]	1.82%	1.75%	1.82%	2.11%	1.94%
Operating return on average assets[1,2]	1.46	1.35	1.06	0.98	0.20
Operating return on average tangible common equity[1,2]	17.39	16.44	13.27	12.90	3.27
Operating efficiency ratio[1]	49.62	49.49	48.11	45.74	47.61

Veritex Holdings, Inc. Capital Ratios:
Tier 1 capital to average assets (leverage)	9.50	9.43	9.54	9.16	9.49
Common equity tier 1 capital	9.27	9.30	9.67	9.66	9.53
Tier 1 capital to risk-weighted assets	9.61	9.66	10.05	10.05	9.92
Total capital to risk-weighted assets	13.38	13.56	12.70	12.71	12.48
Tangible common equity to tangible assets[1]	9.17	9.23	9.12	8.96	8.81
1Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” after the financial highlights for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures.
2Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands)

	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
	(unaudited)		(unaudited)	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$468,029	$230,825	$128,767	$160,306	$430,842
Debt securities	1,077,860	1,055,201	1,091,440	1,112,061	1,117,804
Other investments	87,226	87,192	98,023	104,213	112,775

Loans held for sale	19,864	21,414	13,928	28,041	15,048
Loans held for investment, Paycheck Protection Program (“PPP”) loans, carried at fair value	407,353	358,042	405,465	398,949	—
Loans held for investment, mortgage warehouse (“MW”)	599,001	577,594	544,845	441,992	371,161
Loans held for investment, excluding MW and PPP	5,963,493	5,847,862	5,789,293	5,726,873	5,853,735
Total loans	6,989,711	6,804,912	6,753,531	6,595,855	6,239,944
Allowance for credit losses (“ACL”)	(104,936)	(105,084)	(121,591)	(115,365)	(100,983)
Bank-owned life insurance	83,318	82,855	82,366	81,876	81,395
Bank premises, furniture and equipment, net	114,585	115,063	115,794	115,560	116,056
Other real estate owned (“OREO”)	2,337	2,337	5,796	7,716	7,720
Intangible assets, net of accumulated amortization	59,236	61,733	64,716	66,705	69,444
Goodwill	370,840	370,840	370,840	370,840	370,840
Other assets	89,304	114,997	112,693	88,091	85,787
Total assets	$9,237,510	$8,820,871	$8,702,375	$8,587,858	$8,531,624
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$2,171,719	$2,097,099	$1,920,715	$1,907,697	$1,549,260
Interest-bearing transaction and savings deposits	3,189,693	2,958,456	2,821,945	2,714,149	2,536,865
Certificates and other time deposits	1,543,158	1,457,291	1,479,896	1,503,701	1,713,820
Total deposits	6,904,570	6,512,846	6,222,556	6,125,547	5,799,945
Accounts payable and other liabilities	55,902	61,928	69,540	68,713	61,746
Advances from Federal Home Loan Bank	777,679	777,718	1,082,756	1,087,794	1,377,832
Subordinated debentures and subordinated notes	262,774	262,778	140,158	140,283	140,406
Securities sold under agreements to repurchase	2,777	2,225	2,028	1,772	2,426
Total liabilities	8,003,702	7,617,495	7,517,038	7,424,109	7,382,355
Commitments and contingencies
Stockholders’ equity:
Common stock	557	555	555	555	554
Additional paid-in capital	1,131,324	1,126,437	1,124,148	1,122,063	1,119,757
Retained earnings	195,661	172,232	157,639	143,277	127,812
Accumulated other comprehensive income	62,413	56,225	47,155	42,014	45,306
Treasury stock	(156,147)	(152,073)	(144,160)	(144,160)	(144,160)
Total stockholders’ equity	1,233,808	1,203,376	1,185,337	1,163,749	1,149,269
Total liabilities and stockholders’ equity	$9,237,510	$8,820,871	$8,702,375	$8,587,858	$8,531,624

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands, except per share data)

	For the Three Months Ended
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Interest income:
Loans, including fees	$67,399	$69,597	$68,685	$70,440	$77,861
Debt securities	7,437	7,652	7,852	7,825	7,397
Deposits in financial institutions and Fed Funds sold	127	99	65	186	871
Equity securities and other investments	663	752	827	891	850
Total interest income	75,626	78,100	77,429	79,342	86,979
Interest expense:
Transaction and savings deposits	1,980	2,105	2,105	2,471	6,552
Certificates and other time deposits	3,061	3,919	5,004	6,515	8,240
Advances from FHLB	1,812	2,222	2,707	2,801	2,879
Subordinated debentures and subordinated notes	3,138	3,088	1,743	1,798	1,903
Total interest expense	9,991	11,334	11,559	13,585	19,574
Net interest income	65,635	66,766	65,870	65,757	67,405
Provision for credit losses	—	—	8,692	16,172	31,776
(Benefit) provision for unfunded commitments	(570)	902	1,447	2,799	3,881
Net interest income after provisions	66,205	65,864	55,731	46,786	31,748
Noninterest income:
Service charges and fees on deposit accounts	3,629	3,971	3,130	2,960	3,642
Loan fees	1,341	684	1,787	1,240	845
(Loss) gain on sales of investment securities	—	(256)	(8)	2,879	—
Gain on sales of mortgage loans held for sale	507	317	472	308	142
Government guaranteed loan income, net	6,548	448	2,257	11,006	439
Other	2,147	3,848	2,157	2,897	2,014
Total noninterest income	14,172	9,012	9,795	21,290	7,247
Noninterest expense:
Salaries and employee benefits	22,932	20,011	20,553	20,019	18,870
Occupancy and equipment	4,096	4,116	3,980	3,994	4,273
Professional and regulatory fees	3,441	3,578	3,159	2,796	2,196
Data processing and software expense	2,319	2,238	2,452	2,434	2,089
Marketing	909	945	1,062	561	1,083
Amortization of intangibles	2,537	2,558	2,840	2,696	2,696
Telephone and communications	337	340	345	308	319
COVID expenses	—	—	132	1,245	—
Debt extinguishment costs	—	9,746	—	1,561	—
Other	3,026	3,841	1,885	4,447	4,019
Total noninterest expense	39,597	47,373	36,408	40,061	35,545
Income before income tax expense	40,780	27,503	29,118	28,015	3,450
Income tax expense (benefit)	8,993	4,702	6,198	3,987	(684)
Net income	$31,787	$22,801	$22,920	$24,028	$4,134

Basic EPS	$0.64	$0.46	$0.46	$0.48	$0.08
Diluted EPS	$0.64	$0.46	$0.46	$0.48	$0.08
Weighted average basic shares outstanding	49,394	49,571	49,647	49,597	50,725
Weighted average diluted shares outstanding	49,998	49,837	49,775	49,727	51,056

````````````````````````````````````VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands except percentages)

	For the Three Months Ended
	March 31, 2021			December 31, 2020			March 31, 2020
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1]	$5,897,815	$62,702	4.31%	$5,798,692	$65,259	4.48%	$5,784,965	$76,527	5.32%
Loans held for investment, MW	510,678	3,815	3.03	446,027	3,355	2.99	163,646	1,334	3.28
PPP loans	356,356	882	1.00	390,509	983	1.00	—	—	—
Debt securities	1,063,538	7,437	2.84	1,076,031	7,652	2.83	1,038,954	7,397	2.86
Interest-bearing deposits in other banks	341,483	127	0.15	258,687	99	0.15	308,546	871	1.14
Equity securities and other investments	87,178	663	3.08	95,706	752	3.13	91,917	850	3.72
Total interest-earning assets	8,257,048	75,626	3.71	8,065,652	78,100	3.85	7,388,028	86,979	4.74
Allowance for credit losses	(105,972)			(121,162)			(44,270)
Noninterest-earning assets	790,195			805,651			782,024
Total assets	$8,941,271			$8,750,141			$8,125,782

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$3,038,586	$1,980	0.26%	$2,862,084	$2,105	0.29%	$2,638,633	$6,552	1.00%
Certificates and other time deposits	1,509,836	3,061	0.82	1,467,250	3,919	1.06	1,650,678	8,240	2.01
Advances from FHLB	777,694	1,812	0.94	885,014	2,222	1.00	937,901	2,879	1.23
Subordinated debentures and subordinated notes	265,356	3,138	4.80	259,581	3,088	4.73	145,189	1,903	5.27
Total interest-bearing liabilities	5,591,472	9,991	0.72	5,473,929	11,334	0.82	5,372,401	19,574	1.47

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,069,233			2,011,995			1,523,702
Other liabilities	56,272			67,943			46,563
Total liabilities	7,716,977			7,553,867			6,942,666
Stockholders’ equity	1,224,294			1,196,274			1,183,116
Total liabilities and stockholders’ equity	$8,941,271			$8,750,141			$8,125,782

Net interest rate spread[2]			2.99%			3.03%			3.27%
Net interest income		$65,635			$66,766			$67,405
Net interest margin[3]			3.22%			3.29%			3.67%

1 Includes average outstanding balances of loans held for sale of $16,602, $11,938 and $10,995 for the three months ended March 31, 2021, December 31, 2020, and March 31, 2020, respectively, and average balances of loans held for investment, excluding mortgage warehouse and PPP loans.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights

Yield Trend

	For the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Average yield on interest-earning assets:
Loans[1]	4.31%	4.48%	4.49%	4.68%	5.32%
Loans held for investment, MW	3.03	2.99	3.00	3.01	3.28
PPP loans	1.00	1.00	1.00	1.00	—
Debt securities	2.84	2.83	2.84	2.82	2.86
Interest-bearing deposits in other banks	0.15	0.15	0.15	0.20	1.14
Equity securities and other investments	3.08	3.13	3.17	3.24	3.72
Total interest-earning assets	3.71%	3.85%	3.90%	3.99%	4.74%

Average rate on interest-bearing liabilities:
Interest-bearing demand and savings deposits	0.26%	0.29%	0.31%	0.37%	1.00%
Certificates and other time deposits	0.82	1.06	1.36	1.61	2.01
Advances from FHLB	0.94	1.00	1.01	0.93	1.23
Subordinated debentures and subordinated notes	4.80	4.73	4.87	5.07	5.27
Total interest-bearing liabilities	0.72%	0.82%	0.85%	0.97%	1.47%

Net interest rate spread[2]	2.99%	3.03%	3.05%	3.02%	3.27%
Net interest margin[3]	3.22%	3.29%	3.32%	3.31%	3.67%
1Includes average outstanding balances of loans held for sale of $16,602, $11,938, $15,404, $22,958 and $10,995 for the three months ended March 31, 2021, December 31, 2020, September 30, 2020, June 30, 2020 and March 31, 2020, respectively, and average balances of loans held for investment, excluding mortgage warehouse and PPP loans.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

Supplemental Yield Trend

	For the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Average cost of interest-bearing deposits	0.45%	0.55%	0.67%	0.84%	1.37%
Average costs of total deposits, including noninterest-bearing	0.31	0.38	0.46	0.59	1.02

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands except percentages)

Total LHI and Deposit Portfolio Composition

	March 31, 2021		December 31, 2020		September 30, 2020		June 30, 2020		March 31, 2020
	(Dollars in thousands)
LHI[1]
Commercial	$1,632,040	27.4%	$1,559,546	26.7%	$1,623,249	28.0%	$1,555,300	27.2%	$1,777,603	30.4%
Real Estate:
Owner occupied commercial	733,310	12.3	717,472	12.3	734,939	12.7	769,952	13.4	723,839	12.4
Commercial	1,970,945	33.0	1,904,132	32.5	1,817,013	31.4	1,847,480	32.3	1,828,386	31.2
Construction and land	723,444	12.1	693,030	11.8	623,496	10.8	599,510	10.5	566,470	9.7
Farmland	14,751	0.2	13,844	0.2	14,413	0.2	14,723	0.3	14,930	0.3
1-4 family residential	492,609	8.3	524,344	9.0	548,953	9.5	528,688	9.2	536,892	9.2
Multi-family residential	386,844	6.5	424,962	7.3	412,412	7.1	394,829	6.8	388,374	6.7
Consumer	12,431	0.2	13,000	0.2	14,127	0.1	14,932	0.3	15,771	0.3
Total LHI	$5,966,374	100%	$5,850,330	100%	$5,788,602	100%	$5,725,414	100%	$5,852,265	100%

MW	599,001		577,594		544,845		441,992		373,161
PPP loans	407,353		358,042		405,465		398,949		—

Total LHI[1]	$6,972,728		$6,785,966		$6,738,912		$6,566,355		$6,225,426

Deposits
Noninterest-bearing	$2,171,719	31.6%	$2,097,099	32.3%	$1,920,715	30.9%	$1,907,697	31.1%	$1,549,260	26.7%
Interest-bearing transaction	463,343	6.7	453,110	7.0	450,739	7.2	343,640	5.6	306,641	5.3
Money market	2,602,903	37.7	2,398,526	36.8	2,267,191	36.4	2,272,520	37.1	2,143,874	37.0
Savings	123,447	1.8	106,820	1.6	104,015	1.7	97,989	1.6	86,350	1.5
Certificates and other time deposits	1,543,158	22.2	1,457,291	22.4	1,479,896	23.7	1,503,701	24.5	1,713,820	29.6
Total deposits	$6,904,570	100%	$6,512,846	100%	$6,222,556	100%	$6,125,547	100%	$5,799,945	100%

Loan to Deposit Ratio	101.0%		104.2%		108.3%		107.2%		107.3%
Loan to Deposit Ratio, excluding MW and PPP loans	86.4%		89.8%		93.0%		93.5%		100.9%

1 Total LHI does not include deferred fees of $2.9 million, $2.5 million, and $691 thousand at March 31, 2021, December 31, 2020 and September 30, 2020, respectively, deferred costs of $1.5 million and $1.5 million at June 30, 2020 and March 31, 2020, respectively.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands except percentages)

Asset Quality

	For the Three Months Ended
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
	(Dollars in thousands)
Nonperforming Assets (“NPAs”):
Nonaccrual loans	$73,594	$81,096	$88,877	$43,594	$38,836
Accruing loans 90 or more days past due[1]	9,093	4,204	1,689	2,021	4,764
Total nonperforming loans held for investment (“NPLs”)	82,687	85,300	90,566	45,615	43,600
OREO	2,337	2,337	5,796	7,716	7,720
Total NPAs	$85,024	$87,637	$96,362	$53,331	$51,320

Charge-offs:
Residential	$(15)	$(18)	$—	$—	$—
Owner occupied commercial real estate	—	—	(2,421)	—	—
Nonowner occupied commercial real estate	—	(2,865)	—	—	—
Commercial	(346)	(13,699)	(68)	(1,740)	—
Consumer	(18)	(26)	(11)	(57)	(68)
Total charge-offs	(379)	(16,608)	(2,500)	(1,797)	(68)

Recoveries:
Residential	3	49	7	—	1
Commercial	226	52	14	7	29
Consumer	2	—	13	—	274
Total recoveries	231	101	34	7	304

Net charge-offs	$(148)	$(16,507)	$(2,466)	$(1,790)	$236

CECL transition adjustment	$—	$—	$—	$—	$39,137

Allowance for credit losses (“ACL”) at end of period	$104,936	$105,084	$121,591	$115,365	$100,983

Asset Quality Ratios:
NPAs to total assets	0.92%	0.99%	1.11%	0.62%	0.60%
NPLs to total LHI, excluding MW and PPP loans	1.39	1.46	1.56	0.80	0.75
ACL to total LHI, excluding MW and PPP loans	1.76	1.80	2.10	2.01	1.73
Net charge-offs to average loans outstanding	—	0.28	0.04	0.03	—
1 Accruing loans greater than 90 days past due exclude purchase credit deteriorated loans greater than 90 days past due that are accounted for on a pooled basis.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

We identify certain financial measures discussed in this earnings release as being “non-GAAP financial measures.” In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles as in effect from time to time in the United States (“GAAP”), in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios calculated using exclusively either one or both of (i) financial measures calculated in accordance with GAAP and (ii) operating measures or other measures that are not non-GAAP financial measures.

The non-GAAP financial measures that we present in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we present in this earnings release may differ from that of other companies reporting measures with similar names. You should understand how such other financial institutions calculate their financial measures that appear to be similar or have similar names to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Tangible Book Value Per Common Share. Tangible book value is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by number of common shares outstanding. For tangible book value per common share, the most directly comparable financial measure calculated in accordance with GAAP is book value per common share.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	As of
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total stockholders' equity	$1,233,808	$1,203,376	$1,185,337	$1,163,749	$1,149,269
Adjustments:
Goodwill	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)
Core deposit intangibles	(55,311)	(57,758)	(60,209)	(62,661)	(65,112)
Tangible common equity	$807,657	$774,778	$754,288	$730,248	$713,317
Common shares outstanding	49,433	49,340	49,650	49,633	49,557

Book value per common share	$24.96	$24.39	$23.87	$23.45	$23.19
Tangible book value per common share	$16.34	$15.70	$15.19	$14.71	$14.39

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Tangible Common Equity to Tangible Assets. Tangible common equity to tangible assets is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity, less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For tangible common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total stockholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, in each case, exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing both total stockholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	As of
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
	(Dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$1,233,808	$1,203,376	$1,185,337	$1,163,749	$1,149,269
Adjustments:
Goodwill	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)
Core deposit intangibles	(55,311)	(57,758)	(60,209)	(62,661)	(65,112)
Tangible common equity	$807,657	$774,778	$754,288	$730,248	$713,317
Tangible Assets
Total assets	$9,237,510	$8,820,871	$8,702,375	$8,587,858	$8,531,624
Adjustments:
Goodwill	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)
Core deposit intangibles	(55,311)	(57,758)	(60,209)	(62,661)	(65,112)
Tangible Assets	$8,811,359	$8,392,273	$8,271,326	$8,154,357	$8,095,672
Tangible Common Equity to Tangible Assets	9.17%	9.23%	9.12%	8.96%	8.81%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Return on Average Tangible Common Equity. Return on average tangible common equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) net income available for common stockholders adjusted for amortization of core deposit intangibles (which we refer to as “return”) as net income, plus amortization of core deposit intangibles, less tax benefit at the statutory rate; (b) average tangible common equity as total average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization; and (c) return (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of core deposit intangibles. Goodwill and core deposit intangibles have the effect of increasing total stockholders’ equity while not increasing our tangible common equity. This measure is particularly relevant to acquisitive institutions that may have higher balances in goodwill and core deposit intangibles than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average tangible common equity to average common equity and net income available for common stockholders adjusted for amortization of core deposit intangibles, net of taxes to net income and presents our return on average tangible common equity:

	For the Three Months Ended
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
	(Dollars in thousands)
Net income available for common stockholders adjusted for amortization of core deposit intangibles
Net income	$31,787	$22,801	$22,920	$24,028	$4,134
Adjustments:
Plus: Amortization of core deposit intangibles	2,447	2,451	2,451	2,451	2,451
Less: Tax benefit at the statutory rate	514	515	515	515	515
Net income available for common stockholders adjusted for amortization of core deposit intangibles	$33,720	$24,737	$24,856	$25,964	$6,070

Average Tangible Common Equity
Total average stockholders' equity	$1,224,294	$1,196,274	$1,177,882	$1,155,798	$1,183,116
Adjustments:
Average goodwill	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)
Average core deposit intangibles	(56,913)	(59,010)	(61,666)	(64,151)	(66,439)
Average tangible common equity	$796,541	$766,424	$745,376	$720,807	$745,837
Return on Average Tangible Common Equity (Annualized)	17.17%	12.84%	13.27%	14.49%	3.27%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Operating Earnings, Pre-tax, Pre-provision Operating Earnings and performance metrics calculated using Operating Earnings and Pre-tax, Pre-provision Operating Earnings, including Diluted Operating Earnings per Share, Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Assets, Operating Return on Average Tangible Common Equity and Operating Efficiency Ratio. Operating earnings, pre-tax, pre-provision operating earnings and the performance metrics calculated using these metrics, listed below, are non-GAAP measures used by management to evaluate the Company’s financial performance. We calculate (a) operating earnings as net income plus loss (gain) on sale of securities, net, plus loss (gain) on sale of disposed branch assets, plus FHLB pre-payment fees, plus merger and acquisition expenses, less tax impact of adjustments, plus other merger and acquisition tax items, plus re-measurement of deferred tax assets as a result of the reduction in the corporate income tax rate under the Tax Cuts and Jobs Act. We calculate (b) diluted operating earnings per share as operating earnings as described in clause (a) divided by weighted average diluted shares outstanding. We calculate (c) pre-tax, pre-provision operating earnings as operating earnings as described in clause (a) plus provision for income taxes, plus provision for loan losses. We calculate (d) pre-tax, pre-provision operating return on average assets as pre-tax, pre-provision operating earnings as described in clause (a) divided by average total assets. We calculate (e) operating return on average assets as operating earnings as described in clause (a) divided by average total assets. We calculate (f) operating return on average tangible common equity as operating earnings as described in clause (a), adjusted for the amortization of intangibles and tax benefit at the statutory rate, divided by total average tangible common equity (average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization). We calculate (g) operating efficiency ratio as non interest expense plus adjustments to operating non interest expense divided by (i) non interest income plus adjustments to operating non interest income plus (ii) net interest income.

We believe that these measures and the operating metrics calculated utilizing these measures are important to management and many investors in the marketplace who are interested in understanding the ongoing operating performance of the Company and provide meaningful comparisons to its peers.

The following tables reconcile, as of the dates set forth below, operating net income and pre-tax, pre-provision operating earnings and related metrics:

	For the Three Months Ended
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
	(Dollars in thousands)
Operating Earnings
Net income	$31,787	$22,801	$22,920	$24,028	$4,134
Plus: Loss (gain) on sale of securities available for sale, net	—	256	8	(2,879)	—
Plus: Debt extinguishment costs[1]	—	9,746	—	1,561	—
Operating pre-tax income	31,787	32,803	22,928	22,710	4,134
Less: Tax impact of adjustments	—	2,100	—	(277)	—
Plus: Nonrecurring tax adjustments[2]	426	(973)	—	(1,799)	—
Operating earnings	$32,213	$29,730	$22,928	$21,188	$4,134

Weighted average diluted shares outstanding	49,998	49,837	49,775	49,727	51,056
Diluted EPS	$0.64	$0.46	$0.46	$0.48	$0.08
Diluted operating EPS	0.64	0.60	0.46	0.43	0.08
1 Debt extinguishment costs relate to prepayment penalties paid in connection with the early payoff of FHLB structured advances.
2 A nonrecurring tax adjustment of $426 thousand recorded in the first quarter of 2021 was due to a true-up of a deferred tax liability. A nonrecurring tax adjustment of $973 thousand recorded in the fourth quarter of 2020 was primarily due the reversal of acquired deferred tax liabilities resulting in a tax benefit of $1.2 million offset by tax expense of $281 thousand for the setup of an uncertain tax position liability relating to state tax exposure for tax years prior to the year ending December 31, 2020. A nonrecurring tax adjustment of $1,799 was recorded in the second quarter of 2020 as a result of the Company amending a prior year Green tax return to carry back a net operating loss ("NOL") incurred by Green on January 1, 2019. The Company was allowed to carry back this NOL as result of a provision in the CARES Act which permits NOLs generated in tax years 2018, 2019 or 2020 to be carried back five years.

	For the Three Months Ended
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
	(Dollars in thousands)
Pre-Tax, Pre-Provision Operating Earnings
Net income	$31,787	$22,801	$22,920	$24,028	$4,134
Plus: Provision (benefit) for income taxes	8,993	4,702	6,198	3,987	(684)
Pus: (Benefit) provision for credit losses and unfunded commitments	(570)	902	10,139	18,971	35,657
Plus: Loss (gain) on sale of securities, net	—	256	8	(2,879)	—
Plus: Merger and acquisition expenses	—	—	—	—	—
Pre-tax, pre-provision operating earnings	$40,210	$38,407	$39,265	$45,668	$39,107

Average total assets	$8,941,271	$8,750,141	$8,585,926	$8,689,774	$8,125,782
Pre-tax, pre-provision operating return on average assets[1]	1.82%	1.75%	1.82%	2.11%	1.94%

Average total assets	$8,941,271	$8,750,141	$8,585,926	$8,689,774	$8,125,782
Return on average assets[1]	1.44%	1.04%	1.06%	1.11%	0.20%
Operating return on average assets[1]	1.46	1.35	1.06	0.98	0.20

Operating earnings adjusted for amortization of core deposit intangibles
Operating earnings	$32,213	$29,730	$22,928	$21,188	$4,134
Adjustments:
Plus: Amortization of core deposit intangibles	2,447	2,451	2,451	2,451	2,451
Less: Tax benefit at the statutory rate	514	515	515	515	515
Operating earnings adjusted for amortization of core deposit intangibles	$34,146	$31,666	$24,864	$23,124	$6,070

Average Tangible Common Equity
Total average stockholders' equity	$1,224,294	$1,196,274	$1,177,882	$1,155,798	$1,183,116
Adjustments:
Less: Average goodwill	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)
Less: Average core deposit intangibles	(56,913)	(59,010)	(61,666)	(64,151)	(66,439)
Average tangible common equity	$796,541	$766,424	$745,376	$720,807	$745,837
Operating return on average tangible common equity[1]	17.39%	16.44%	13.27%	12.90%	3.27%

Efficiency ratio	49.62%	62.52%	48.12%	46.02%	47.61%
Operating efficiency ratio	49.62%	49.49%	48.11%	45.74%	47.61%
1 Annualized ratio.